UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2007

RUBICON FINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman, Suite 350 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)

On February 1, 2007, the Registrant completed a merger by and among the Registrant, ISSG Sub, Inc., a Florida corporation and wholly-owned subsidiary of the Registrant, and Rubicon Financial Insurance Services, Inc. (“RFIS”). The agreement and plan of merger provided that ISSG Sub, Inc. merged with and into RFIS, with RFIS as the surviving corporation. Additionally, the Registrant agreed to issue 50,000 shares of its common stock in exchange for all 25,500,000 RFIS shares issued and outstanding. Upon the closing of the Merger, RFIS became a wholly-owned subsidiary of the Registrant.

The Merger Agreement was approved by the unanimous consent of the Registrant’s Board of Directors. A copy of the Merger Agreement is attached hereto as Exhibit 2.4.

Immediately following completion of the merger, RFIS entered into an employment agreement with Todd Torneo, to serve as its President. The agreement is for a one year term commencing on February 1, 2007 and expiring on January 31, 2008, with the option to renew by mutual written agreement unless otherwise terminated as described in the agreement. Mr. Torneo is paid $5,000 a month and has the right to earn up to 300,000 options of the Registrant’s restricted common stock over a three year period based upon the net income of RFIS. A copy of Mr. Torneo’s agreement is attached hereto as Exhibit 10.4.

(b)

On February 1, 2007, the Registrant entered into an employment agreement (“Employment Agreement”) with Michael Sederoff, to serve as its Chief Operating and Chief Financial Officer. The Employment Agreement is for a one-year term commencing on February 1, 2007 and expiring on January 31, 2008, with the option to renew by mutual written agreement or unless otherwise terminated as described in the agreement. Mr. Sederoff is entitled to the following compensation pursuant to the Employment Agreement.

•	The Registrant has agreed to pay Mr. Sederoff a base salary of $5,000 per month from February 1, 2007 through May 31, 2007 and then a base salary of $7,000 for the remaining months of his contract.
•

As a signing bonus, Mr. Sederoff shall be entitled to 50,000 shares of the Registrant’s common stock of which 25,000 shares will be immediately issued and the remaining 25,000 shares to be earned and accrued on a pro-rata basis over the initial term of the Employment Agreement.

•	Mr. Sederoff will be eligible to participate in the Registrant’s Stock Option Plan and Stock Purchase Plan during the term of his employment.
•

In the event the Registrant terminates Mr. Sederoff’s employment agreement without “cause” (as defined in the Employment Agreement) Mr. Sederoff will be entitled to receive his base salary for a two-month period.

•	If Mr. Sederoff resigns with “good reason” (as defined in the Employment Agreement), Mr. Sederoff shall be entitled to receive his base salary for a one-month period.

•

If the Employment Agreement is terminated for “cause” (as defined in the Employment Agreement), Mr. Sederoff shall receive his base salary and incentive compensation through the date of termination. However, if a dispute arises between the Registrant and Mr. Sederoff that is not resolved within 60 days and neither party initiates arbitration, the Registrant has the option to pay Mr. Sederoff a lump sum of 2 months base salary as “severance payment” rather than pay Mr. Sederoff’s salary through the date of termination.

•

In the event Mr. Sederoff becomes so incapacitated by reason of accident, illness, or other disability whereby he is unable to carry on substantially all of his normal duties for a continuous period of 30 days, the Employment Agreement will terminate.

•	In the event Mr. Sederoff dies during the term of the Employment Agreement, the Registrant shall pay to the estate of Mr. Sederoff any earned salary through the date of his death.

A copy of Mr. Sederoff’s Employment Agreement is attached hereto as Exhibit 10.5.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

In conjunction with the completion of the merger with RFIS described in Item 1.01 above, the Registrant acquired all of the outstanding assets of RFIS and RFIS became a wholly-owned subsidiary of the Registrant. RFIS, prior to the merger, had 25,500,000 outstanding shares, which were held by one shareholder, Mr. Todd Torneo. At the closing of the merger, the Registrant agreed to deliver 50,000 shares of its common stock and a check in the amount $16,500 payable to RFIS. The cash payment is to be used to repay certain pre-merger debts of RFIS and as reimbursement for RFIS’s audit fees.

RFIS is a full service insurance agency offering personal and commercial lines, health and life insurance products to individuals and companies primarily in the State of California. RFIS is currently licensed to do business in California and intends to expand to other states on the West Coast over the next two years. Mr. Torneo has been the sole shareholder and president of RFIS since its inception in October 2005. A further explanation of RFIS’s business operations is described below under Item 5.06.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the merger agreement with RFIS, the Registrant agreed to issue 50,000 shares of its common stock in exchange for 100% of the outstanding securities of RFIS at the date of closing.

On February 1, 2007, the Registrant authorized the issuance of up to 300,000 options pursuant to the employment agreement between RFIS, its newly acquired wholly-owned subsidiary, and Todd Torneo over a three year period. The options will vest at the rate of one option for every $0.50 of net income generated by RFIS at the end of each fiscal year, based upon the Registrant’s audited financial statements.

On February 1, 2007, the Registrant agreed to issue 50,000 shares of its common stock pursuant to the Chief Operating Officer and Chief Financial Officer agreement with Mr. Michael Sederoff. Upon the signing of the agreement, the Registrant agreed to issue 25,000 shares immediately and the remaining 25,000 shares will be earned and accrued on a pro-rata basis over the term of the agreement.

The Registrant believes that the issuance of the shares and options described above were exempt from registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipients of the shares or options were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make their investment decision, including our financial statements and 34 Act reports. The Registrant reasonably believed that the recipients, immediately prior to granting the shares, had such knowledge and experience in the Registrant’s financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with Registrant’s management on several occasions prior to their investment decision.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers.

(b) Resignation of an Officer

On February 8, 2007, the Registrant’s Secretary, James Udel, gave notice of his resignation, effective immediately. Mr. Udel had served as the Registrant’s Secretary since February 23, 2004.

(c) Election of a New Officer

On February 1, 2007, the Registrant’s board of directors, appointed Mr. Michael Sederoff as the Registrant’s Chief Operating Officer and Chief Financial Officer. On February 8, 2007, the Board of Directors appointed Mr. Sederoff as the Registrant’s Secretary to fill the vacancy left by Mr. Udel. Mr. Sederoff did enter into an employment agreement with the Registrant, which is described above under Item 1.01 and is attached as exhibit 10.5 hereto.

Mr. Michael Sederoff, age 53, is the Registrant’s newly appointed Chief Operating Officer, Chief Financial Officer, and Secretary. Mr. Sederoff has over 25 years in financial and operating experience, predominantly in the real estate, mortgage brokering, insurance and high tech industries. Prior to joining Rubicon Financial Incorporated, Mr. Sederoff worked at Security Pacific Financial as their Chief Financial Officer from 2001 through January 2007. Additionally, Mr. Sederoff has held senior executive positions at TRW, Inc., Nortel, Inc. and Sony Electronics. Furthermore, he has held the position of Executive Vice President, Chief Financial Officer, and Chief Operating Officer of three publicly traded high tech corporations.

Mr. Sederoff graduated from McGill University with a Bachelor of Commerce degree in Accounting/Finance and Masters Degree in Business Administration (MBA) in Finance and Computer Science. Mr. Sederoff is a Certified Management Accountant (CMA).

Item 5.06 – Change in Shell Company Status.

Currently the Registrant is considered a “shell company” (as such defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). The Registrant will cease to be a “shell company” as a result of its recent capital raise, change in business direction in the financial services industry, and upon the closing of the merger with RFIS.

DESCRIPTION OF RUBICON FINANCIAL INCORPORATED'S BUSINESS

Rubicon Financial Incorporated (“Rubicon”) is a publicly-traded holding company with two operating subsidiaries: (i) Dial-A-Cup, which has developed a hot-water dispensing system that will brew one fresh cup of coffee, tea, hot chocolate, soup, etc. on demand; and (ii) RFIS, a full service insurance agency offering personal lines, life and commercial insurance products to individuals and companies primarily in the State of California. In addition, Rubicon has expanded its business plan to locating potential acquisitions of private companies in the financial services industry, as demonstrated by the recent merger with RFIS. In addition to the RFIS merger, Rubicon has entered into several other non-binding letters of intent to acquire additional businesses in the financial services industry. Rubicon intends to continue to acquire other financial service companies to eventually become a single-source provider of financial services to its clientele, with Rubicon being the holding company of these various financial services entities.

Principal Products and Services

Rubicon has located its headquarters to the Orange County area of Southern California in order to capitalize on the perceived large and sophisticated customer base located there. The types of financial services Rubicon intends to offer are those of: insurance, both personal and commercial; mortgage and real estate services; retail brokerage services; securities market making; online trading; and investment banking for small to midsized companies. Each segment of these services will be an individual licensed entity under the parent holding company of Rubicon, and will allow Rubicon to provide a bundled, single-source, financial services boutique.

Distribution Methods and Marketing

Rubicon believes that acting as an independent boutique firm offering multiple financial services will allow it to capitalize on a cross-marketing strategy between its financial service affiliates and its internal referrals. Furthermore, Rubicon intends to provide the various product offerings to its clients with the ability to gather all the assets and financial service needs of its clients to customize to their specific needs.

Competition

Rubicon’s primary competitors will be local and regional banks that provide similar comprehensive financial services. However, typically Rubicon’s competitors focus on the commercial banking side of their business and there does not appear to be many companies of Rubicon’s intended size that offer the vast array of proposed products and services. Additionally, there are large institutional investors such as Wachovia, E-Trade, and Charles Schwab that may offer similar comprehensive financial services and they will have a significant existing advantage as a result of much greater financial resources, better known brand name recognition, and reputation.

Governmental Approval and Regulation

Currently, Rubicon is subject to all of the government regulations that regulate businesses generally such as compliance with regulatory requirements of federal, state, and local agencies and authorities, including regulations concerning workplace safety, labor relations, and disadvantaged businesses. As Rubicon expands its operations into the financial services industries, additional government regulations may be applicable.

With regards to our recent merger with RFIS, it will be regulated by the California Department of Insurance. California also regulates such matters as the licensing of sales personnel and the marketing and contents of insurance policies and annuity contracts.  The primary purpose of such regulation and supervision is to protect the interests of contract holders and policyholders.  Financial regulation of RFIS is extensive, and any financial and intercompany transactions between RFIS and any of Rubicon’s potential other companies (such as intercompany dividends, capital contributions and investment activity) may be subject to pre-notification and continuing evaluation by the California Department of Insurance.

At the federal level, there is periodic interest in enacting new regulations relating to various aspects of the insurance industry, including taxation of annuities and life insurance policies, accounting procedures, and the treatment of persons differently because of gender, with respect to terms, conditions, rates or benefits of an insurance policy.  Adoption of any new federal regulation in any of these areas could potentially have an adverse effect upon RFIS.  Also, recent federal legislative proposals aimed at the promotion of tax-advantaged savings through Lifetime Savings Accounts and Retirement Savings Accounts may adversely impact RFIS’s sales of annuity and life insurance products if enacted.

OVERVIEW AND OUTLOOK

Rubicon was originally incorporated in Delaware on April 28, 1986 under the name Art World Industries, Inc. On August 6, 2002, it changed its name to ISSG, Inc. On March 9, 2004, Rubicon completed the acquisition of Dial-A-Cup Corporation, a New York Corporation. Dial-A-Cup remained as its wholly owned subsidiary. On June 2, 2005, Rubicon completed a merger with Rub Investments Ltd., (“Rub”) a company reporting under the Exchange Act. Following the merger, in accordance with Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Rubicon was the successor issuer to Rub for reporting purposes under the Exchange Act. On September 6, 2006, Rubicon held its annual shareholders meeting and its shareholders approved the amendment to change its current corporate name of Rubicon Financial Incorporated.

Through its wholly-owned subsidiary Dial-A-Cup Corporation, Rubicon has developed a hot water dispensing system that will brew one fresh cup of coffee, tea, hot chocolate, soup, etc. on demand. The appliance features a rotating cylinder with six (6) individual compartments, each with its own permanent filter, which allows the user to brew their favorite beverages without the need to purchase special “pouches” or “pods”.

CURRENT OPERATIONS

Rubicon intends to locate potential acquisitions of private companies in the financial services industry during the remainder of 2007. In connection with its plan, Rubicon has entered into several non-binding letters of intent to acquire businesses upon the successful completion of an equity financing. Following completion of the acquisitions, if ever, Rubicon plans to spin-off its current wholly-owned operating subsidiary, Dial-A-Cup, to Rubicon’s shareholders on a pro-rata basis. However, until Rubicon has completed these proposed acquisitions of financial service companies, it will continue to maintain its original business plan through its subsidiary, Dial-A-Cup.

Satisfaction of our cash obligations for the next 12 months.

Historically, Rubicon’s plan of operation has been stalled by its lack of cash. During the third quarter of 2006 Rubicon raised $200,000 and sold 8 investment units to one accredited investor. Each unit consisted of 12,500 shares of restricted common stock and 12,500 Series A warrants. Each Series A warrant entitles the investor to purchase one share of restricted common stock at $3.00 per share for a three year period. During the fourth quarter of 2006, Rubicon sold a total of 1,000,000 shares of its restricted common stock to two accredited investors (500,000 shares, respectively) at a price of $2.00 per share for a total of $2,000,000. Rubicon believes these recent capital raises will help progress its move into the financial services industry and will assist in its potential mergers and acquisitions of the financial services entities.

Rubicon in that past, in order to obtain cash resources, has entered into two business lines of credit with a bank for a maximum of $50,000, plus an additional $10,000 overdraft protection for its checking account. The interest rate for borrowings is the prime rate plus 0.5% per annum. A small annual fee is required to keep the credit facility available

Summary of any product research and development that we will perform for the term of our plan of operation.

Rubicon does not anticipate performing any additional significant product research and development under its plan of operation with Dial-A-Cup or in the financial services industry.

Expected purchase or sale of plant and significant equipment.

Rubicon does not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by Rubicon at this time.

Significant changes in the number of employees.

In the past none of the officers worked full time but rather devoted whatever time was necessary for them to assist in the operations of the Company. However, in January of 2007, Rubicon entered into a full-time employment agreement with its Chief Executive Officer, Joseph Mangiapane, Jr. Additionally, Rubicon has entered into an employment agreement with Michael Sederoff, who will act as Rubicon’s Chief Operating and Chief Financial Officer on a full-time basis. Rubicon will need to hire full time operational staff as, if and when, operations commence under Dial-A-Cup. Additionally, as Rubicon expands in the financial services industry, it may hire additional technical, operational and administrative personnel as appropriate.

Personnel

In addition to Rubicon’s officers and as it expands in the financial services industry, Rubicon may hire additional technical, operational and administrative personnel as appropriate. In the interim, Rubicon intends to use the services of independent consultants and contractors to perform various professional services when appropriate. Rubicon believes the use of third-party service providers may enhance its ability to contain general and administrative expenses.

DESCRIPTION OF RFIS'S BUSINESS

Rubicon Financial Insurance Services, Inc. (“RFIS”) is a full service insurance agency offering personal and commercial lines, health and life insurance products to individuals and companies. RFIS is currently licensed to do business in California and will expand to other states on the West Coast over the next two years. RFIS is a California corporation and was founded by Mr. Todd Torneo in October 2005. Mr. Torneo was the sole shareholder and president of RFIS since its inception.

RFIS offers commercial, life, health and personal lines insurance products via top rated insurance providers. RFIS has established relationships with larger preferred insurance carriers as well as general insurance agents in an effort to offer insurance products from a vast array of providers, both preferred and non-standard. Consequently, RFIS has the ability to meet the needs of a client regardless of the level of risk that client represents.

RFIS markets its services to other financial services companies by implementing the “Innovative Insurance Integration” (i3) marketing plan. RFIS has targeted the real estate and funding sector, individual tax accountants and tax attorneys, and stockbrokers and investment banking firms. RFIS will integrate its insurance products into the services offered by these companies, to effectively bundle the two products together.

By implementing the “i3” marketing approach, RFIS hopes to become the preferred outlet for insurance services for all of its referral partners. With regards to the mortgage and real estate sector, RFIS is able to provide new home buyers and clients refinancing loans with homeowner’s, automobile and life insurance products. When working with tax attorneys and tax accountants, RFIS can implement life insurance and annuities that will compliment existing retirement plans and create tax advantages for their clients. RFIS currently partners with securities brokers to provide insurance products necessary for the broker to achieve their client’s goals, such as term and universal life insurance, annuities, and long term care insurance. Finally, investment banking firms can work with RFIS to provide directors and officers insurance, errors and omissions insurance, and key man insurance for their corporate clientele.

The insurance industry in which RFIS will operate is a highly competitive marketplace. Customers have the freedom to shop their insurance portfolio at every renewal. RFIS believes however, that by integrating their policies with other financial services, clientele will be retained at a higher rate.

DESCRIPTION OF PROPERTY

Rubicon’s current headquarters are located at 19200 Von Karman Avenue, Suite 350, Irvine, California 92612. Rubicon leases approximately 2,800 square feet at approximately $8,000 a month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of Rubicon’s knowledge, about the beneficial ownership of its common stock on February 1, 2007, held by those persons known to beneficially own more than 5% of its capital stock and by its directors and executive officers. The percentage of beneficial ownership for the following table is based on 11,912,773 shares of common stock outstanding as of February 1, 2007.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the shareholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the shareholder has a right to acquire within 60 days after February 1, 2007 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management

Name of Beneficial Owner (1)	Number of Shares	Percent of Outstanding Shares of Common Stock (2)
Terence Davis, President and Director	0	0%
Joseph Mangiapane, Chief Executive Officer and Director (3)	500,000	4%
Michael Sederoff, Chief Operating Officer and Chief Financial Officer (4)	25,000	*
Brad Bunch, Director	0	0%
James Udel, Director	0	0%
Craig Triance, Director	0	0%

Directors and Officers as a Group	525,000	4%

* Indicates less than one percent.

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of Rubicon.

(2)	Figures are rounded to the nearest percent.
(3)

Mr. Mangiapane was elected as a director on September 6, 2006 at the annual shareholders’ meeting. Following the shareholders meeting, Mr. Mangiapane was appointed as Rubicon’s Chief Executive Officer. Upon the execution of Mr. Mangiapane’s employment agreement on January 1, 2007, Mr. Mangiapane was given options to purchaser 500,000 shares of Rubicon’s common stock for $1.00 per share for a period of five (5) years.

(4)

Mr. Sederoff was appointed as Rubicon’s Chief Operating Officer and Chief Financial Officer on February 1, 2007. Pursuant to Mr. Sederoff’s employment agreement, dated as of February 1, 2007, Mr. Sederoff is entitled to 25,000 shares of Rubicon’s restricted common stock and 25,000 shares to be earned and accrued on a pro-rata basis during the term of his agreement.

Security Ownership of Certain Beneficial Owners

Name of Beneficial Owner (1)	Number of Shares	Percent of Class (2)
Timothy McDermott	10,000,100	84%
Beneficial Owners as a Group	10,000,100	84%
(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of Rubicon.

(2)	Figures are rounded to the nearest percent.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name	Age	Title
Terence Davis	59	President and Director
Joseph Mangiapane, Jr. (1)	41	Chief Executive Officer and Director
Michael Sederoff (2)	53	Chief Operating Officer and Chief Financial Officer
Brad Bunch	63	Director
James Udel	47	Director
Craig Triance	45	Director
(1)

Mr. Mangiapane was elected as a director on September 6, 2006 at the annual shareholders’ meeting. Following the shareholders meeting, Mr. Mangiapane was appointed as Rubicon’s Chief Executive Officer.

(2)	Mr. Sederoff was appointed as Rubicon’s Chief Operating Officer and Chief Financial Officer on February 1, 2007.

Terence Davis, is President and a Director of Rubicon. Mr. Davis has served as President and a Director of Rubicon since February of 2004. Mr. Davis is the owner of Golden Saw Construction since 1986. From 1991 through 1997 Mr. Davis served as President and a Director of InvestAmerica, Inc., a Nevada company.

Joseph Mangiapane, Jr., is the newest member of Rubicon’s board of directors and is also its Chief Executive Officer. Mr. Mangiapane had been an owner and senior registered options principal, compliance registered options principal, and a registered representative with Advantage Investment Strategies, Inc., a NASD registered broker/dealer, since 2005. As of January 2007, Mr. Mangiapane is only a registered representative with Advantage Investment Strategies, Inc. From 2000 to 2004, Mr. Mangiapane owned and managed a restaurant in Orange County, California. From 1992 to 2000, Mr. Mangiapane was a stockholder, senior registered options principal, compliance registered options principal, and a registered representative with Tradeway Securities Group in Irvine, California. From 1987 to 1989, Mr. Mangiapane was an investment banker and senior institutional trader with Paine Webber’s Sexton Group, and from 1986 to 1987, he was an investment banker Sexton Group, then a part of Drexel Burnham Lambert. Mr. Mangiapane’s father is the sole officer and director of Dial-A-Cup, a wholly owned subsidiary of the Company.

Michael Sederoff, is Rubicon’s newly appointed Chief Operating Officer and Chief Financial Officer. Mr. Sederoff has over 25 years in financial and operating experience, predominantly in the real estate, mortgage brokering, insurance and high tech industries. Prior to joining Rubicon, Mr. Sederoff worked at Security Pacific Financial as their Chief Financial Officer from 2001 through January 2007. Additionally, Mr. Sederoff has held senior executive positions at TRW, Inc., Nortel, Inc. and Sony Electronics. Furthermore, he has held the position of Executive Vice President, Chief Financial Officer, and Chief Operating Officer of three publicly traded high tech corporations.

Mr. Sederoff graduated from McGill University with a Bachelor of Commerce degree in Accounting/Finance and Masters Degree in Business Administration (MBA) in Finance and Computer Science. Mr. Sederoff is a Certified Management Accountant (CMA).

Brad Bunch, is a Director of Rubicon. Mr. Bunch received his Juris Doctor from the University of San Diego School of Law in 1969. From 1982 to the present, Mr. Bunch has worked for Automotive Systems Group, Inc. in Alhambra, California. Mr. Bunch serves as the CEO Managing Director of all phases of the automotive niche marketing company. Mr. Bunch established a global customer base and coordinated purchases and product movement from over 250 global suppliers operating with company wide budgeting. From 1981 to the present, Mr. Bunch has served as Counsel for the Law Offices of McCollum & Bunch in Fresno, California. The law office deals with all phases of business transactions, mergers and acquisitions, environmental issues, corporate, joint ventures, with emphasis on business solutions.

James Udel, is a Director of Rubicon. Mr. Udel received his BA in Photojournalism from Tarrant County College in Ft. Worth, Texas in 1982. Mr. Udel is the owner of Udel Brothers Studios, a photography company since 1985. From 1980 to the present Mr. Udel has worked for Mark Brinbaum Productions in Dallas, Texas. Mr. Udel has shot stills on over 100 commercials, including Six Flags, Dr. Pepper, Pizza Hut, Dallas Cowboys and Ford Motor Company.

Craig Triance, is a Director of Rubicon. Mr. Triance received his Juris Doctor from the J.D. Loyola Law School of Los Angeles, California in 1992. From 1995 to the present Mr. Triance has served as the Principal Attorney for the Law Offices of Craig Triance in San Dimas, California. Additionally, Mr. Triance currently runs a mortgage company, Cambridge Financial Consultants, LLC in El Monte, CA. Mr. Triance’s legal background includes civil and probate litigation, estate planning and probate. Mr. Triance has also formed and served as general counsel for several dozen California and Nevada corporations. From 2000 through 2003, Mr. Triance wrote a monthly legal matters column for the San Dimas Community News.

Limitation of Liability of Directors

Pursuant to our Certificate of Incorporation, we have agreed to indemnify our directors to the fullest extent permitted by Delaware General Corporate Law. Under General Delaware Corporate Law, other than in actions brought by or in the right of the corporation, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed in or not opposed to be in the best interests of the corporation and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful. To the extent that any director has been successful on the merits or otherwise in defense of any action, suit, proceeding, as discussed herein, whether civil, criminal, administrative, or investigative, such person must be indemnified against reasonable expenses incurred by such person in connection therewith. A Certificate of Incorporation does not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct or a knowing violation of law by a director. Additionally, General Delaware Corporate Law does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of shareholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which, is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. All reports required by Section 16(a) were filed in connection with the securities issuances to the Corporation’s officers and directors during fiscal 2006.

Audit Committee

Rubicon does not have an Audit Committee, its Board of Directors, performs some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. Rubicon does not currently have a written audit committee charter or similar document.

Rubicon does not have a financial expert. Rubicon believes the cost related to retaining a financial expert at this time is prohibitive.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.

Rubicon has not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions in that our sole officer and director serves in all the above capacities.

Rubicon’s decision to not adopt such a code of ethics results from having only limited number of management operating the company. Rubicon believes that as a result of the limited interaction, which occurs having a small management team eliminates the current need for such a code, in that violations of such a code would be reported to the party generating the violation. However, as Rubicon continues to expand and grow it anticipates adopting a Code of Ethics.

Nominating Committee

Historically, Rubicon did not have a Nominating Committee or Nominating Committee Charter and its board of directors performed some of the functions associated with a Nominating Committee. In the past Rubicon had elected to not have a Nominating Committee in that it was a development stage company with limited operations and resources. However, on January 15, 2007, Rubicon’s Board of Directors elected to establish a Governance, Compensation and Nominating Committee and approved the Committee’s Charter. The initial Committee members shall be Terence Davis and Brad Bunch. A copy of the charter was filed as an Exhibit to Form 8-K filed on January 17, 2007.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize the issuance of 50,000,000 shares of common stock, each with a $0.001 par value per share. As of February 1, 2007, there were 11,912,773 shares issued and outstanding. Holders of common stock are entitled to one vote for each share. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from surplus funds. In the event of liquidation, dissolution, or winding up of Rubicon, common shareholders are entitled to share pro rata all assets after payment in full of all liabilities. Common shareholders have no preemptive right to purchase, subscribe, or otherwise acquire any shares of Rubicon’s common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits

(a)	Financial statements of businesses acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after February 1, 2007 (the effective date of the RFIS merger).

(b)	Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after February 1, 2007 (the effective date of the RFIS merger).

(c)	Shell company transactions

While we acknowledge the 71 day provision for the filing of financial statements and pro forma financial information does not apply to “shell companies”, the financial statements of RFIS are not available at this time and are anticipated to be available within 71 days.

EXHIBITS

Exhibit Number	Description
2.4	Merger Agreement between Rubicon Financial Incorporated, ISSG Sub, Inc. and Rubicon Financial Insurance Services, dated February 1, 2007.
10.4	Employment agreement between Rubicon Financial Insurance Services, Inc. and Todd Torneo, dated February 1, 2007.
10.5	Employment agreement between Rubicon Financial and Michael Sederoff, dated February 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane
Joseph Mangiapane, Jr., Chief Executive Officer

Date: February 22, 2007